Exhibit 99.1

Off The Hook Yachts to Announce 2026 First Quarter Financial and Operating Results on Thursday, May 14, 2026

Wilmington, NC – May 4, 2026 – Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), a vertically integrated, AI-powered marine marketplace and one of the largest buyers and sellers of used boats in the United States, will announce its first quarter 2026 financial and operating results on Thursday, May 14, 2026, after the market close. The announcement will be followed by a live earnings conference call at 4:30 p.m. Eastern time.

To participate in the call, please dial (800) 715-9871 (domestic), or (646) 307-1963 (international). The conference passcode is 5863262. This call is being webcast and can be accessed using the conference passcode 5863262, on the Investor Relations section of the company’s website at https://investor.offthehookyachts.com. The online replay will be available for a limited time beginning immediately following the call.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc. is a vertically integrated, AI-powered marine marketplace transforming how boats are bought, sold, and financed across the United States. Leveraging proprietary technology, deep transaction data, and a national acquisition network, the Company increases speed, transparency, and inventory velocity across boat brokerage, wholesale trading, auctions, financing, and marine services, with an integrated ecosystem that includes Autograph Yacht Group, Azure Funding, and proprietary lead-generation platforms. Headquartered in Wilmington, North Carolina, Off The Hook is rapidly expanding its national footprint and market share within the $57 billion U.S. marine industry.

Contact

Off The Hook YS Inc.

Chad Corbin, Chief Financial Officer

chadcorbin@offthehookys.com

Investor Relations

ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.